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                                  EXHIBIT 10.16

Agreement dated as of March 2nd , 2001 by and between NOCOPI TECHNOLOGIES, INC., a corporation organized and existing under the laws of Maryland, with officers at 537 Apple Street, West Conshohocken, Pennsylvania 19428-2903 (`NOCOPI"), and WESTVACO BRAND SECURITY, INC., a corporation organized and existing under the laws of Delaware, with offices at One High Ridge Park, Stamford, Connecticut 06905, and its AFFILIATES ("LICENSEE").

1. This Agreement amends a certain Agreement dated December 19, 2000 (the "Agreement of Amendment") and further amends a certain License Agreement (the "License Agreement") between the parties dated as of September 1, 2000.

2. At any time prior to January 1, 2003, LICENSEE may, by written notice given to NOCOPI, elect to include EUROPE, as defined in the License Agreement, within TERRITORY also as defined in the License Agreement.

3. At such time as LICENSEE elects to include EUROPE within TERRITORY as provided in "2," NOCOPI and LICENSEE shall both service the customer accounts in EUROPE which NOCOPI had established or will establish. With respect to these accounts, NOCOPI and LICENSEE shall divide equally the proceeds from each account after each recovers its respective costs for that account. Such accounts, as existing on this date, shall be set forth by March 31, 2001 on Exhibit A. Accounts established by LICENSEE shall be maintained by LICENSEE with NOCOPI receiving the fees only as provided in the LICENSE AGREEMENT.

4. In order to enable LICENSEE to continue to service customers, NOCOPI shall place in escrow all of the intellectual property, including all of the formulae and techniques, needed to manufacture the inks used in producing products which incorporate Nocopi Technology as defined in the License Agreement.


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  The materials placed in escrow shall be released to Licensee if (i) Licensor shall be in material breach of its obligations under the License Agreement,
   (ii) Licensor (or any successor) shall cease to conduct business as a going concern, or (iii) Licensor, as a debtor in bankruptcy proceedings, shall reject the License Agreement pursuant to Section 365 of the Bankruptcy Code (11 U.S.C. Section 365).

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



NOCOPI TECHNOLOGIES, INC.                   WESTVACO BRAND SECURITY, INC.




By /s/                                      By /s/
   ---------------------------------           ---------------------------------
   Michael A. Feinstein, M. D.                 Stanley G. Hart
   Chairman                                    President